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                                                                    EXHIBIT 23.5

                 CONSENT OF NORTHEAST CAPITAL & ADVISORY, INC.





                                            September 30, 1998





We consent to the inclusion of the opinion of our firm dated July 15, 1998 included in the Registration Statement on Form S-4 of Westbank Corporation and to all references to our firm in or made a part of such Registration Statement.


                                       /s/ Northeast Capital & Advisory, Inc.


                                       NORTHEAST CAPITAL & ADVISORY, INC.

Albany, New York
September 30, 1998